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                                 EXHIBIT (99-9)

          Directors and Officers (Eighth) Liability Binder of Insurance

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COMPANY:           XL Insurance (Bermuda) Ltd.
                   XL House
                   One Bermudiana Road
                   P.O. Box HM 2245
                   Hamilton HM JX
                   Bermuda

COVERAGE BINDER FOR:       The Procter & Gamble Company

TYPE:                      Directors and Officers Liability including
                           Company Reimbursement Liability

OUR REFERENCE:             16-2

POLICY NO:                 XLD+O-00364

POLICY PERIOD:             June 30, 2004 to June 30, 2005

BROKERAGE:                 12.00%

NEW AGGREGATE:             Yes

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
                                                         GROSS WRITTEN
LIMIT                        ATTACHMENT                     PREMIUM
--------------------------------------------------------------------------------
USD 10,000,000 D+O/CR        USD 175,000,000 D+O/CR       USD 180,000

SPECIAL CONDITIONS

      A)    XL coverage to follow form of: ACE, as per their 06/29/04 binder.

      B)    Issue standard XL Policy: D+O-005; XL Policy No. XLDCR-00364-04.

            Plus the following endorsements:

            1) Unilateral Discovery Period: 12 months at 150 percent annual premium.

            2)    Cancellation period: as per ACE.

            3)    Policy Interpretation Endorsement

            4)    Prior/Pending Litigation Exclusion effective: 06/30/02

            5)    Incorporation of Application Endorsement

            6)    Incorporation of Warranty Endorsement

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            7)    Reliance Endorsement

            8)    Incorporation of Underlying Terms Endorsement

      C)    Underlying Policies:

            CODA:        $25m (A only)
            XL:          $25m (A only)
            ACE:         $25m
            AWAC:        $25m
            Arch:        $25m
            Starr:       $25m
            Axis:        $25m

      D) Within 10 days of binding we require satisfactory receipt, review and acceptance of the following:

            i)    A copy of all underlying binders.

      E)    Subject to premium payment within 10 days of binding.

STANDARD CONDITIONS

      1) The above binder does not include any amount with respect to Insurance Premium Tax. The terms of this binder include the obligation of the insured to reimburse XL for any Insurance Premium Tax incurred by it with respect to the premiums received from the insured.

      All terms and conditions as per wording of Policy and appropriate endorsements.

Regards,

/s/ MARGARET LEWIS
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Margaret Lewis
XL Insurance (Bermuda) Ltd.